Exhibit 99.1

News Release

FIS Reports Strong First Quarter 2025 Results and Reiterates Full-Year Outlook

•First quarter GAAP Diluted EPS of $0.15
•Adjusted EPS of $1.21 increased 11% over the prior-year period
•Revenue increased 3% on a GAAP basis and 4% on an adjusted basis to $2.5 billion
•Repurchased $450 million of shares in the first quarter; reiterates goal to repurchase $1.2 billion of shares in 2025
•Reiterates full-year 2025 outlook for Revenue, Adjusted EBITDA and Adjusted EPS1
•On April 17, 2025, the Company announced the sale of its remaining Worldpay stake and the strategic acquisition of Global Payments' Issuer Solutions business. Transactions are expected to close simultaneously in the first half of 2026, subject to regulatory approvals and other customary closing conditions
JACKSONVILLE, Fla., May 6, 2025 - FIS® (NYSE:FIS), a global leader in financial technology, today reported its first quarter 2025 results.

“We had a great start to the year, delivering another quarter of financial outperformance, giving us the confidence to reiterate our full-year outlook,” said FIS CEO and President Stephanie Ferris. “We are very excited about our recently announced strategic transactions that will allow us to fully monetize our Worldpay stake at an attractive valuation and strengthen our financial profile with the acquisition of the Issuer Solutions business. These strategic transactions will expand FIS’ payment product suite, enhancing our relationships with financial institutions and corporate clients.”

First Quarter 2025 Financial Results
On a GAAP basis, revenue increased 3% as compared to the prior-year period to approximately $2.5 billion. GAAP net earnings attributable to common stockholders from continuing operations were $77 million or $0.15 per diluted share.

On an adjusted basis, revenue increased 4% as compared to the prior-year period reflecting recurring revenue growth of 4%. Adjusted EBITDA was approximately $1.0 billion, and Adjusted EBITDA margin contracted by 142 basis points (bps) over the prior-year period to 37.8%, reflecting high license and termination fee revenue in the prior-year period. Adjusted net earnings from continuing operations were $643 million, and Adjusted EPS increased by 11% as compared to the prior-year period to $1.21 per diluted share.

($ millions, except per share data, unaudited)	Three Months Ended March 31,
			%	Adjusted
Continuing Operations	2025	2024	Change	Growth
Banking Solutions Revenue	1,718	1,685	2%	2%
Capital Market Solutions Revenue	764	706	8%	9%
Operating Segment Total Revenue	$2,482	$2,391	4%	4%
Corporate and Other Revenue	50	77	(36)%	-
Consolidated FIS Revenue	$2,532	$2,468	3%	-
Adjusted EBITDA	$958	$969	(1)%
Adjusted EBITDA Margin	37.8%	39.3%	(142) bps
Net Earnings (Loss) (GAAP)	$77	$(1)	*
Diluted Earnings (Loss) Per Common Share (GAAP)	$0.15	$—	*
Adjusted Net Earnings	$643	$629	2%
Adjusted EPS	$1.21	$1.09	11%

*Indicates comparison not meaningful

Segment Information
• Banking Solutions:
First quarter revenue increased 2% on a GAAP basis and 2% on an adjusted basis as compared to the prior-year period to $1.7 billion, including recurring revenue growth of 3%. Adjusted EBITDA margin contracted by 379 basis points as compared to the prior-year period to 40.1%, reflecting high license and termination fee revenue in the prior-year period and the timing of expenses.

•Capital Market Solutions:
First quarter revenue increased by 8% on a GAAP basis and 9% on an adjusted basis as compared to the prior-year period to $764 million, reflecting recurring revenue growth of 6% and non-recurring revenue growth of 47%. Adjusted EBITDA margin expanded by 90 basis points as compared to the prior-year period to 48.3%, reflecting an increase in higher-margin license revenue and operating leverage.

•Corporate and Other:
First quarter revenue decreased by 36% as compared to the prior-year period to $50 million. Adjusted EBITDA loss was $99 million, including $116 million of corporate expenses.

Balance Sheet and Cash Flows
As of March 31, 2025, debt outstanding totaled $12.0 billion. First quarter net cash provided by operating activities was $457 million, and adjusted free cash flow was $368 million. In the first quarter, the Company returned $670 million of capital to shareholders through $450 million of share repurchases and $220 million of dividends paid.

Capital Allocation Update
The Company repurchased $450 million of shares in the first quarter and is reiterating its goal to repurchase approximately $1.2 billion of shares in 2025. Additionally, the Company will continue to pay quarterly dividends targeting dividend per share growth in line with Adjusted EPS growth.

Second Quarter and Full-Year 2025 Outlook
The Company is introducing its second quarter outlook and, for the full-year, is reiterating its outlook inclusive of accelerated revenue growth of 4.6 to 5.2% and Adjusted EPS growth of 9 to 11%.

($ millions, except share data)	2Q 2025	FY 2025
Revenue	$2,560 - $2,585	$10,435 - $10,495
Adjusted EBITDA (Non-GAAP)[1]	$1,020 - $1,035	$4,305 - $4,335
Adjusted EPS (Non-GAAP)[1]	$1.34 - $1.38	$5.70 - $5.80

1The Company does not provide a reconciliation for non-GAAP estimates on a forward-looking basis where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort.

Update on Pending Strategic Transactions
On April 17, 2025, FIS entered into definitive agreements to (i) buy the Issuer Solutions business from Global Payments Inc. (“Global Payments”) for an enterprise value of $13.5 billion, inclusive of $1.5 billion of anticipated net present value of tax assets, or a net purchase price of $12.0 billion, subject to customary adjustments (the “Issuer Solutions Acquisition”) and (ii) sell its remaining equity interest in Worldpay to Global Payments for a pre-tax value of $6.6 billion net of transaction fees and other costs (the “Worldpay Minority Interest Sale”).

FIS expects to fund the Issuer Solutions Acquisition through a combination of approximately $8 billion of new debt and the after-tax proceeds from the Worldpay Minority Interest Sale. Following the closing of the transactions, the Company expects pro forma gross leverage to be approximately 3.4x, deleveraging to its target gross leverage of 2.8x within 18 months.

The transactions are expected to close simultaneously in the first half of 2026, subject to regulatory approvals and other customary closing conditions.

Financial Reporting Considerations for Completed 2024 Worldpay Sale
On January 31, 2024, FIS sold a 55% stake in its Worldpay Merchant Solutions business to private equity funds managed by GTCR (the "2024 Worldpay Sale").

Unless otherwise noted, all results are presented on a continuing operations basis and exclude the results of the Worldpay Merchant Solutions business that was classified as discontinued operations as of the third quarter of 2023.

Following the close of the 2024 Worldpay Sale, FIS retained a non-controlling 45% equity interest in a new standalone joint venture, Worldpay Holdco, LLC ("Worldpay"), and records its proportionate share of Worldpay's earnings (loss) in the "Equity method investment earnings (loss), net of tax" ("EMI") line of the income statement.

Webcast
FIS will host a live webcast of its earnings conference call with the investment community beginning at 8:30 a.m. (EDT) on Tuesday, May 6, 2025. To access the webcast, go to the Investor Relations section of FIS’ homepage, www.fisglobal.com. A replay will be available after the conclusion of the live webcast.

About FIS
FIS is a financial technology company providing solutions to financial institutions, businesses and developers. We unlock financial technology to the world across the money lifecycle underpinning the world's financial system. Our people are dedicated to advancing the way the world pays, banks and invests, by helping our clients to confidently run, grow and protect their businesses. Our expertise comes from decades of experience helping financial institutions and businesses of all sizes adapt to meet the needs of their customers by harnessing where reliability meets innovation in financial technology. Headquartered in Jacksonville, Florida, FIS is a member of the Fortune 500® and the Standard & Poor’s 500® Index. To learn more, visit FISglobal.com. Follow FIS on LinkedIn, Facebook and X.

FIS Use of Non-GAAP Financial Information
Generally Accepted Accounting Principles (GAAP) is the term used to refer to the standard framework of guidelines for financial accounting in the United States. GAAP includes the standards, conventions, and rules accountants follow in recording and summarizing transactions and in the preparation of financial statements. In addition to reporting financial results in accordance with GAAP, we have provided certain non-GAAP financial measures.

These non-GAAP measures include constant currency revenue, Adjusted revenue growth, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net earnings, Adjusted EPS, and Adjusted free cash flow. These non-GAAP measures may be used in this release and/or in the attached supplemental financial information.

We believe these non-GAAP measures help investors better understand the underlying fundamentals of our business. As further described below, the non-GAAP revenue and earnings measures presented eliminate items management believes are not indicative of FIS’ operating performance. The constant currency revenue and Adjusted revenue growth measures adjust for the effects of exchange rate fluctuations and exclude discontinued operations, while Adjusted revenue growth also excludes revenue from Corporate and Other, giving investors further insight into our performance. Finally, Adjusted free cash flow provides further information about the ability of our business to generate cash. For these reasons, management also uses these non-GAAP measures in its assessment and management of FIS’ performance.

Constant currency revenue represents reported segment revenue excluding the impact of fluctuations in foreign currency exchange rates in the current period.

Adjusted revenue growth reflects the percentage change in constant currency revenue for the current period as compared to the prior period. Constant currency revenue is calculated by applying prior-year period foreign currency exchange rates to current-period revenue. When referring to Adjusted revenue growth, revenue from our Corporate and Other segment is excluded.

Adjusted EBITDA reflects net earnings (loss) before interest, other income (expense), taxes, equity method investment earnings (loss), and depreciation and amortization, and excludes certain costs that do not constitute normal, recurring, cash operating expenses necessary to operate our business. These excluded costs generally include purchase price amortization of acquired intangible assets, as well as acquisition, integration and certain other costs and asset impairments. These excluded costs are recorded in the Corporate and Other segment. Adjusted EBITDA for the respective segments excludes the foregoing items. This measure is reported to the chief operating decision maker, the Company's Chief Executive Officer and President, who utilizes the measure for purposes of making decisions about allocating resources to the segments and assessing their performance. For this reason, Adjusted EBITDA, as it relates to our segments, is presented in conformity with FASB ASC Topic 280, Segment Reporting.

Adjusted EBITDA margin reflects Adjusted EBITDA, as defined above, divided by revenue.

Adjusted net earnings excludes the effect of purchase price amortization, as well as certain costs that do not constitute normal, recurring, cash operating expenses necessary to operate our business. For purposes of calculating Adjusted net earnings, our equity method investment earnings (loss) ("EMI") from Worldpay is also adjusted to exclude certain costs and other transactions in a similar manner.

Adjusted EPS reflects Adjusted net earnings, as defined above, divided by weighted average diluted shares outstanding.

Adjusted free cash flow reflects net cash provided by operating activities, adjusted for the net change in settlement assets and obligations and excluding certain transactions that are closely associated with non-operating activities or are otherwise non-operational in nature and not indicative of future operating cash flows, less capital expenditures. Adjusted free cash flow does not represent our residual cash flow available for discretionary expenditures since we have mandatory debt service requirements and other non-discretionary expenditures that are not deducted from the measure. Adjusted free cash flow as presented in this earnings release excludes cash flow from discontinued operations, which our management cannot freely access following the Worldpay separation.

Any non-GAAP measures should be considered in context with the GAAP financial presentation and should not be considered in isolation or as a substitute for GAAP measures. Further, FIS’ non-GAAP measures may be calculated differently from similarly titled measures of other companies. Reconciliations of these non-GAAP measures to related GAAP measures, including footnotes describing the adjustments, are provided in the attached schedules and in the Investor Relations section of the FIS website, www.fisglobal.com.

Forward-Looking Statements
This earnings release and today’s webcast contain “forward-looking statements” within the meaning of the U.S. federal securities laws. Statements that are not historical facts, as well as other statements about our expectations, beliefs, intentions, or strategies regarding the future, or other characterizations of future events or circumstances, are forward-looking statements. Forward-looking statements include statements about anticipated financial outcomes, including any earnings outlook or projections, projected revenue or expense synergies or dis-synergies, business and market conditions, outlook, foreign currency exchange rates, deleveraging plans, expected dividends and share repurchases of the Company, the Company’s sales pipeline and anticipated profitability and growth, plans, strategies and objectives for future operations, strategic value creation, risk profile and investment strategies, any statements regarding future economic conditions or performance and any statements with respect to the future impacts of the pending acquisition of Global Payments' Issuer Solutions business ("Issuer Solutions") and the pending sale of our remaining equity interest in Worldpay. These statements may be identified by words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “will,” “should,” “could,” “would,” “project,” “continue,” “likely,” and similar expressions, and include statements reflecting future results or outlook, statements of outlook and various accruals and estimates. These statements relate to future events and our future results and involve a number of risks and uncertainties. Forward-looking statements are based on management’s beliefs as well as assumptions made by, and information currently available to, management.

Actual results, performance or achievement could differ materially from these forward-looking statements. The risks and uncertainties to which forward-looking statements are subject include the following, without limitation:

•changes in general economic, business and political conditions, a recession, intensified or expanded international hostilities, acts of terrorism, increased rates of inflation or interest, effects of announced or future tariff increases and any resulting regulatory changes in global trade relations, changes in consumer or business confidence; changes in either or both the United States and international lending, capital and financial markets or currency fluctuations;
•the risk that acquired businesses will not be integrated successfully or that the integration will be more costly or more time-consuming and complex than anticipated;
•the risk that cost savings and synergies anticipated to be realized from acquisitions may not be fully realized or may take longer to realize than expected or that costs may be greater than anticipated;
•the risks of doing business internationally;
•the effect of legislative initiatives or proposals, statutory changes, governmental or applicable regulations and/or changes in industry requirements, including privacy, data protection, cybersecurity, cyber resilience and AI laws and regulations;
•our ability to comply with climate change legal and regulatory requirements and to maintain practices that meet our stakeholders' evolving expectations;
•the risks of reduction in revenue from the elimination of existing and potential customers due to consolidation in, or new laws or regulations affecting, the banking, retail and financial services industries or due to financial failures or other setbacks suffered by firms in those industries;
•changes in the growth rates of the markets for our solutions;
•the amount, declaration and payment of future dividends is at the discretion of our Board of Directors and depends on, among other things, our investment opportunities, results of operations, financial condition, cash requirements, future prospects, and other factors that may be considered relevant by our Board of Directors, including legal and contractual restrictions;
•the amount and timing of any future share repurchases is subject to, among other things, our share price, our other investment opportunities and cash requirements, our results of operations and financial condition, our future prospects and other factors that may be considered relevant by our Board of Directors and management;
•failures to adapt our solutions to changes in technology or in the marketplace;

•internal or external security or privacy breaches of our systems, including those relating to unauthorized access, theft, corruption or loss of personal information and computer viruses and other malware affecting our software or platforms, and the reactions of customers, card associations, government regulators and others to any such events;
•the risk that implementation of software, including software updates, for customers or at customer locations or employee error in monitoring our software and platforms may result in the corruption or loss of data or customer information, interruption of business operations, outages, exposure to liability claims or loss of customers;
•the risk that partners and third parties may fail to satisfy their legal obligations to us;
•risks associated with managing pension cost, cybersecurity issues, IT outages and data privacy;
•our ability to navigate the opportunities and risks associated with using and/or incorporating AI technologies into our business;
•the reaction of current and potential customers to communications from us or regulators regarding information security, risk management, internal audit or other matters;
•the risk that the pending acquisition of Issuer Solutions will not be completed or will not provide the expected benefits, including the anticipated cost or revenue synergies, within the expected timeframe, in full or at all;
•the risk that the integration of Issuer Solutions will be more difficult, time-consuming or expensive than anticipated;
•competitive pressures on pricing related to the decreasing number of community banks in the U.S., the development of new disruptive technologies competing with one or more of our solutions, increasing presence of international competitors in the U.S. market and the entry into the market by global banks and global companies with respect to certain competitive solutions, each of which may have the impact of unbundling individual solutions from a comprehensive suite of solutions we provide to many of our customers;
•the failure to innovate in order to keep up with new emerging technologies, which could impact our solutions and our ability to attract new, or retain existing, customers;
•an operational or natural disaster at one of our major operations centers;
•failure to comply with applicable requirements of payment networks or changes in those requirements;
•fraud by bad actors; and
•other risks detailed elsewhere in the “Risk Factors” section and other sections of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and in our other filings with the Securities and Exchange Commission.

Other unknown or unpredictable factors also could have a material adverse effect on our business, financial condition, results of operations and prospects. Accordingly, readers should not place undue reliance on these forward-looking statements. These forward-looking statements are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Except as required by applicable law or regulation, we do not undertake (and expressly disclaim) any obligation and do not intend to publicly update or review any of these forward-looking statements, whether as a result of new information, future events or otherwise.

For More Information

Ellyn Raftery, 904.438.6083	George Mihalos, 904.438.6438
Chief Marketing & Communications Officer	Senior Vice President
FIS Global Marketing & Corporate Communications	FIS Investor Relations
Ellyn.Raftery@fisglobal.com	Georgios.Mihalos@fisglobal.com

Fidelity National Information Services, Inc.
Earnings Release Supplemental Financial Information
May 6, 2025

Exhibit A    Condensed Consolidated Statements of Earnings (Loss) - Unaudited for the three months ended March 31, 2025 and 2024

Exhibit B    Condensed Consolidated Balance Sheets - Unaudited as of March 31, 2025, and December 31, 2024

Exhibit C    Condensed Consolidated Statements of Cash Flows - Unaudited for the three months ended March 31, 2025 and 2024

Exhibit D    Supplemental Non-GAAP Adjusted Revenue Growth - Unaudited for the three months ended March 31, 2025 and 2024

Exhibit E    Supplemental Disaggregation of Revenue - Recast and Unaudited for the three months ended March 31, 2025 and 2024

Exhibit F    Supplemental Non-GAAP Adjusted Free Cash Flow Measures - Unaudited for the three months ended March 31, 2025 and 2024

Exhibit G    Supplemental GAAP to Non-GAAP Reconciliations - Unaudited for the three months ended March 31, 2025 and 2024

Exhibit H    Supplemental Financial Information of Worldpay Holdco, LLC - Unaudited for the three months ended March 31, 2025, and two months ended March 31, 2024

FIDELITY NATIONAL INFORMATION SERVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (LOSS)— UNAUDITED
(In millions, except per share amounts)
Exhibit A

	Three months ended March 31,
	2025	2024
Revenue	$2,532	$2,468
Cost of revenue	1,653	1,559
Gross profit	879	909
Selling, general, and administrative expenses	558	573
Asset impairments	2	14
Other operating (income) expense, net - related party	(28)	(33)
Operating income	347	355
Other income (expense):
Interest expense, net	(80)	(77)
Other income (expense), net	(37)	(172)
Total other income (expense), net	(117)	(249)
Earnings (loss) before income taxes and equity method investment earnings (loss)	230	106
Provision (benefit) for income taxes	81	20
Equity method investment earnings (loss), net of tax	(71)	(86)
Net earnings (loss) from continuing operations	78	—
Earnings (loss) from discontinued operations, net of tax	—	707
Net earnings (loss)	78	707
Net (earnings) loss attributable to noncontrolling interest from continuing operations	(1)	(1)
Net earnings (loss) attributable to FIS	$77	$706
Net earnings (loss) attributable to FIS:
Continuing operations	$77	$(1)
Discontinued operations	—	707
Total	$77	$706
Basic earnings (loss) per common share attributable to FIS:
Continuing operations	$0.15	$—
Discontinued operations	—	1.23
Total	$0.15	$1.23
Diluted earnings (loss) per common share attributable to FIS:
Continuing operations	$0.15	$—
Discontinued operations	—	1.22
Total	$0.15	$1.22

Weighted average common shares outstanding:
Basic	528	576
Diluted	531	578
Prior-year 2024 amounts have been revised to correct certain immaterial misstatements. For more information, see footnote 24 to the Company's Annual Report for the year ended December 31, 2024, filed with the SEC on Form 10-K on February 13, 2025.

Amounts in table may not sum or calculate due to rounding.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS — UNAUDITED
(In millions, except per share amounts)

		Exhibit B

	March 31, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$805	$834
Settlement assets	789	479
Trade receivables, net	1,920	1,876
Other receivables	164	160
Receivable from related party	28	84
Prepaid expenses and other current assets	704	638
Current assets held for sale	—	1,115
Total current assets	4,410	5,186
Property and equipment, net	689	646
Goodwill	17,328	17,260
Intangible assets, net	1,211	1,318
Software, net	2,560	2,526
Equity method investment	3,795	3,858
Other noncurrent assets	1,619	1,749
Deferred contract costs, net	1,229	1,241
Total assets	$32,841	$33,784

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable, accrued and other liabilities	$1,829	$1,994
Settlement payables	799	500
Deferred revenue	964	902
Short-term borrowings	1,108	636
Current portion of long-term debt	2,254	968
Current liabilities held for sale	—	1,094
Total current liabilities	6,954	6,094
Long-term debt, excluding current portion	8,658	9,686
Deferred income taxes	790	863
Other noncurrent liabilities	1,371	1,441
Total liabilities	17,773	18,084

Equity:
FIS stockholders' equity:
Preferred stock $0.01 par value	—	—
Common stock $0.01 par value	6	6
Additional paid in capital	47,174	47,129
(Accumulated deficit) retained earnings	(22,392)	(22,257)
Accumulated other comprehensive earnings (loss)	(381)	(364)
Treasury stock, at cost	(9,343)	(8,816)
Total FIS stockholders' equity	15,064	15,698
Noncontrolling interest	4	2
Total equity	15,068	15,700
Total liabilities and equity	$32,841	$33,784
Prior-year 2024 amounts have been revised to correct certain immaterial misstatements. For more information, see footnote 24 to the Company's Annual Report for the year ended December 31, 2024, filed with the SEC on Form 10-K on February 13, 2025.

Amounts in table may not sum or calculate due to rounding.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS — UNAUDITED (In millions)

		Exhibit C
	Three months ended March 31,
	2025	2024
Cash flows from operating activities from continuing operations:
Net earnings (loss)	$78	$707
Less earnings (loss) from discontinued operations, net of tax	—	707
Net earnings (loss) from continuing operations	78	—
Adjustment to reconcile net earnings (loss) from continuing operations to net cash provided by operating activities:
Depreciation and amortization	456	428
Amortization of debt issuance costs	4	6
Asset impairments	2	14
Loss on extinguishment of debt	—	174
Loss (gain) on sale of businesses, investments and other	31	14
Stock-based compensation	47	31
Loss from equity method investment	71	86
Deferred income taxes	(9)	(64)
Net changes in assets and liabilities, net of effects from acquisitions and foreign currency:
Trade and other receivables	(9)	136
Receivable from related party	55	(153)
Settlement activity	(10)	12
Prepaid expenses and other assets	(34)	(116)
Deferred contract costs	(71)	(115)
Deferred revenue	65	45
Accounts payable, accrued liabilities and other liabilities	(219)	(292)
Net cash provided by operating activities from continuing operations	457	206
Cash flows from investing activities from continuing operations:
Additions to property and equipment	(37)	(27)
Additions to software	(196)	(175)
Settlement of net investment hedge cross-currency interest rate swaps	—	5
Net proceeds from sale of businesses and investments	—	12,795
Cash divested from sale of business	(1,417)	(3,137)
Acquisitions, net of cash acquired	(1)	(56)
Coupon payments on interest rate swaps	(22)	(22)
Other investing activities, net	(3)	(2)
Net cash provided by (used in) investing activities from continuing operations	(1,676)	9,381
Cash flows from financing activities from continuing operations:
Borrowings	12,488	13,441
Repayment of borrowings and other financing arrangements	(12,029)	(21,379)
Treasury stock activity	(537)	(1,342)
Dividends paid	(220)	(209)
Other financing activities, net	33	43
Net cash provided by (used in) financing activities from continuing operations	(265)	(9,446)
Cash flows from discontinued operations:
Net cash provided by (used in) operating activities	303	(241)
Net cash provided by (used in) investing activities	—	(39)
Net cash provided by (used in) financing activities	—	(65)
Net cash provided by (used in) discontinued operations	303	(345)
Effect of foreign currency exchange rate changes on cash from continuing operations	40	(17)
Effect of foreign currency exchange rate changes on cash from discontinued operations	—	(25)
Net increase (decrease) in cash, cash equivalents and restricted cash	(1,141)	(246)
Cash, cash equivalents and restricted cash, beginning of period	1,946	4,414
Cash, cash equivalents and restricted cash, end of period	$805	$4,168

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL NON-GAAP ADJUSTED REVENUE GROWTH — UNAUDITED
(In millions)

					Exhibit D

	Three months ended March 31,
	2025			2024
			Constant
			Currency		Adjusted
	Revenue	FX	Revenue	Revenue	Growth (1)
Banking Solutions	$1,718	$6	$1,724	$1,685	2%
Capital Market Solutions	764	2	767	706	9%
Operating segment total	2,482	8	2,490	2,391	4%
Corporate and Other	50	2	52	77
Consolidated FIS	$2,532	$10	$2,542	$2,468

Prior-year 2024 amounts have been revised to correct certain immaterial misstatements. For more information, see footnote 24 to the Company's Annual Report for the year ended December 31, 2024, filed with the SEC on Form 10-K on February 13, 2025.

Amounts in table may not sum or calculate due to rounding.

(1)Adjusted growth excludes Corporate and Other. The Corporate and Other segment includes certain non-strategic businesses that we plan to wind down or sell.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL DISAGGREGATION OF REVENUE — UNAUDITED
(In millions)

Exhibit E

In the following tables, revenue is disaggregated by primary geographical market and type of revenue. The tables also include a reconciliation of the disaggregated revenue with the Company's reportable segments.

For the three months ended March 31, 2025 (in millions):

	Banking Solutions	Capital Market Solutions	Corporate and Other	Total
Primary Geographical Markets:
North America	$1,491	$475	$22	$1,988
All others	227	289	28	544
Total	$1,718	$764	$50	$2,532

Type of Revenue:
Recurring revenue:
Transaction processing and services	$1,290	$394	$43	$1,727
Software maintenance	95	147	1	243
Other recurring	69	24	1	94
Total recurring	1,454	565	45	2,064

Software license	28	102	—	130
Professional services	123	91	1	215
Other non-recurring	113	6	4	123
Total	$1,718	$764	$50	$2,532

For the three months ended March 31, 2024 (in millions):

	Banking Solutions	Capital Market Solutions	Corporate and Other	Total
Primary Geographical Markets:
North America	$1,432	$445	$41	$1,918
All others	253	261	36	550
Total	$1,685	$706	$77	$2,468

Type of Revenue:
Recurring revenue:
Transaction processing and services (1)	$1,267	$378	$56	$1,701
Software maintenance	90	143	—	233
Other recurring (1)	60	15	1	76
Total recurring	1,417	536	57	2,010

Software license	50	74	—	124
Professional services	132	96	1	229
Other non-recurring	86	—	19	105
Total	$1,685	$706	$77	$2,468

(1)Revenue related primarily to software licenses requiring frequent, integral updates has been classified as Transaction processing and services revenue commencing in the quarter ended December 31, 2024, and related prior-period amounts have been reclassified from Other recurring revenue to Transaction processing and services for comparability. Revenue reclassified for the three months ended March 31, 2024, was $4 million, $7 million and $9 million within Banking, Capital Markets and Corporate and Other, respectively.

Prior-year 2024 amounts have been revised to correct certain immaterial misstatements. For more information, see footnote 24 to the Company's Annual Report for the year ended December 31, 2024, filed with the SEC on Form 10-K on February 13, 2025.
Amounts in table may not sum or calculate due to rounding.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL NON-GAAP ADJUSTED FREE CASH FLOW MEASURES — UNAUDITED
(In millions)

Exhibit F

	Three months ended
	March 31, 2025	March 31, 2024
Net cash provided by operating activities	$457	$206
Non-GAAP adjustments:
Acquisition, integration and other payments (1)	134	103
Settlement activity	10	(12)
Adjusted cash flows from operations	601	297
Capital expenditures	(233)	(202)
Adjusted free cash flow	$368	$95

Adjusted free cash flow reflects adjusted cash flows from operations less capital expenditures (additions to property and equipment and additions to software from the statement of cash flows). Adjusted free cash flow does not represent our residual cash flows available for discretionary expenditures, since we have mandatory debt service requirements and other non-discretionary expenditures that are not deducted from the measure. Adjusted free cash flow as presented in this earnings release excludes cash flows from discontinued operations.

(1)Adjusted free cash flows from operations and free cash flow for the three months ended March 31, 2025 and 2024, exclude cash payments for certain acquisition, integration and other costs (see Note 2 to Exhibit G), net of related tax impact. The related tax impact totaled $18 million and $18 million for the three months ended March 31, 2025 and 2024, respectively.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL GAAP TO NON-GAAP RECONCILIATIONS — UNAUDITED
(In millions, except per share amounts)
Exhibit G

	Three months ended March 31,
	2025	2024
Net earnings (loss) attributable to FIS from continuing operations	$77	$(1)
Provision (benefit) for income taxes	81	20
Interest expense, net	80	77
Equity method investment (earnings) loss, net of tax	71	86
Other, net	38	173

Operating income (loss), as reported	347	355
Depreciation and amortization, excluding purchase accounting amortization	287	263
Non-GAAP adjustments:
Purchase accounting amortization (1)	169	165
Acquisition, integration and other costs (2)	153	158
Asset impairments (3)	2	14
Indirect Worldpay business support costs (4)	—	14
Adjusted EBITDA from continuing operations	$958	$969

Net earnings (loss) attributable to FIS from discontinued operations	$—	$707
Provision (benefit) for income taxes	—	(991)
Interest expense, net	(1)	(1)
Other, net	(1)	470

Operating income (loss)	(2)	185
Depreciation and amortization, excluding purchase accounting amortization	—	3
Non-GAAP adjustments:
Acquisition, integration and other costs (2)	—	13
Indirect Worldpay business support costs (4)	—	(14)
Adjusted EBITDA from discontinued operations	$(2)	$187
Adjusted EBITDA	$956	$1,156

See Notes to Exhibit G.

Prior-year 2024 amounts have been revised to correct certain immaterial misstatements. For more information, see footnote 24 to the Company's Annual Report for the year ended December 31, 2024, filed with the SEC on Form 10-K on February 13, 2025.

Amounts in table may not sum or calculate due to rounding.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL GAAP TO NON-GAAP RECONCILIATIONS — UNAUDITED
(In millions, except per share amounts)
Exhibit G (continued)

	Three months ended March 31,
	2025	2024
Earnings (loss) attributable to FIS from continuing operations	$77	$(1)
Equity method investment (earnings) loss, net of tax	71	86
Earnings (loss) attributable to FIS from continuing operations, excluding equity method investment earnings (loss)	148	85
Non-GAAP adjustments from continuing operations:
Purchase accounting amortization (1)	169	165
Acquisition, integration and other costs (2)	153	158
Asset impairments (3)	2	14
Indirect Worldpay business support costs (4)	—	14
Non-operating (income) expense (5)	37	172
Non-GAAP tax (provision) benefit (6)	10	(71)
Total non-GAAP adjustments from continuing operations	371	452
Adjusted net earnings attributable to FIS from continuing operations, excluding equity method investment earnings (loss)	519	537
Equity method investment earnings (loss), net of tax (7)	(71)	(86)
Non-GAAP adjustments on equity method investment earnings (loss), net of related (provision) benefit for income taxes (7) (8)	195	178
Adjusted equity method investment earnings (loss) (7)	124	92
Adjusted net earnings attributable to FIS from continuing operations	$643	$629

Earnings (loss) attributable to FIS from discontinued operations, net of tax	$—	$707
Non-GAAP adjustments from discontinued operations:
Acquisition, integration and other costs (2)	—	13
Loss on sale of disposal group (10)	—	466
Indirect Worldpay business support costs (4)	—	(14)
Amortization on long-lived assets held for sale (9)	—	(30)
Non-operating (income) expense (5)	—	6
Non-GAAP tax (provision) benefit (6)	—	(1,015)
Total non-GAAP adjustments from discontinued operations	—	(574)
Adjusted net earnings attributable to FIS from discontinued operations	$—	$133
Adjusted net earnings attributable to FIS common stockholders	$643	$762

See Notes to Exhibit G.

Prior-year 2024 amounts have been revised to correct certain immaterial misstatements. For more information, see footnote 24 to the Company's Annual Report for the year ended December 31, 2024, filed with the SEC on Form 10-K on February 13, 2025.

Amounts in table may not sum or calculate due to rounding.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL GAAP TO NON-GAAP RECONCILIATIONS — UNAUDITED
(In millions, except per share amounts)
Exhibit G (continued)

	Three months ended March 31,
	2025	2024
Earnings (loss) attributable to FIS from continuing operations	$0.15	$—
Equity method investment (earnings) loss, net of tax	0.13	0.15
Earnings (loss) attributable to FIS from continuing operations, excluding equity method investment earnings (loss)	0.28	0.15
Non-GAAP adjustments from continuing operations:
Purchase accounting amortization (1)	0.32	0.29
Acquisition, integration and other costs (2)	0.29	0.27
Asset impairments (3)	—	0.02
Indirect Worldpay business support costs (4)	—	0.02
Non-operating (income) expense (5)	0.07	0.30
Non-GAAP tax (provision) benefit (6)	0.02	(0.12)
Total non-GAAP adjustments from continuing operations	0.70	0.78
Adjusted net earnings attributable to FIS from continuing operations, excluding equity method investment earnings (loss)	0.98	0.93
Equity method investment earnings (loss) (7)	(0.13)	(0.15)
Non-GAAP adjustments on equity method investment earnings (loss), net of related (provision) benefit for income taxes (7) (8)	0.37	0.31
Adjusted equity method investment earnings (loss) (7)	0.23	0.16
Adjusted net earnings attributable to FIS from continuing operations	$1.21	$1.09

Earnings (loss) attributable to FIS from discontinued operations, net of tax	$—	$1.22
Non-GAAP adjustments from discontinued operations:
Acquisition, integration and other costs (2)	—	0.02
Loss on sale of disposal group (10)	—	0.81
Indirect Worldpay business support costs (4)	—	(0.02)
Amortization on long-lived assets held for sale (9)	—	(0.05)
Non-operating (income) expense (5)	—	0.01
Non-GAAP tax (provision) benefit (6)	—	(1.76)
Total non-GAAP adjustments from discontinued operations	—	(0.99)
Adjusted net earnings attributable to FIS from discontinued operations	$—	$0.23
Adjusted net earnings attributable to FIS common stockholders	$1.21	$1.32
Weighted average shares outstanding-diluted	531	578
See Notes to Exhibit G.
Prior-year 2024 amounts have been revised to correct certain immaterial misstatements. For more information, see footnote 24 to the Company's Annual Report for the year ended December 31, 2024, filed with the SEC on Form 10-K on February 13, 2025.

Amounts in table may not sum or calculate due to rounding.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL GAAP TO NON-GAAP RECONCILIATIONS — UNAUDITED
(In millions, except per share amounts)
Exhibit G (continued)

Notes to Unaudited - Supplemental GAAP to Non-GAAP Reconciliations for the three months ended March 31, 2025 and 2024.

(1)This item represents purchase price amortization expense on all intangible assets acquired through various Company acquisitions, including customer relationships, contract value, technology assets, trademarks and trade names. The Company has excluded the impact of purchase price amortization expense as such amounts can be significantly impacted by the timing and/or size of acquisitions. Although the Company excludes these amounts from its non-GAAP expenses, the Company believes that it is important for investors to understand that such intangible assets contribute to revenue generation. Amortization of assets that relate to past acquisitions will recur in future periods until such assets have been fully amortized. Any future acquisitions may result in the amortization of future assets.

(2)This item represents costs comprised of the following:

	Three months ended
	March 31,
	2025	2024
Continuing operations:
Acquisition and integration	$8	$24
Enterprise transformation, including Future Forward and platform modernization	46	73
Severance and other termination expenses	59	18
Separation of the Worldpay Merchant Solutions business	21	30
Incremental stock compensation directly attributable to specific programs	10	11
Other, including divestiture-related expenses and enterprise cost control and other initiatives	9	2
Total from continuing operations	$153	$158

Discontinued operations:
Acquisition and integration	$—	$—
Enterprise transformation, including Future Forward and platform modernization	—	1
Severance and other termination expenses	—	1
Separation of the Worldpay Merchant Solutions business	—	8
Other, including divestiture-related expenses and enterprise cost control and other initiatives	—	3
Total from discontinued operations	—	13
Total consolidated	$153	$171
Amounts in table may not sum due to rounding.

(3)For the three months ended March 31, 2024, this item includes impairments primarily related to the termination of certain internally developed software projects.

(4)This item represents costs that were incurred in support of the Worldpay Merchant Solutions business prior to the separation but are not directly attributable to it and thus were not recorded in discontinued operations. The Company is being reimbursed for these expenses as part of Transition Services Agreements with the buyer and/or eliminated them post separation; therefore, the expenses have been adjusted out of continuing operations and added to discontinued operations.

(5)Non-operating (income) expense primarily consists of other income and expense items outside of the Company's operating activities, including fair value adjustments on certain non-operating assets and liabilities and foreign currency transaction remeasurement gains and losses. For the three months ended March 31, 2024, earnings from continuing operations also includes loss on extinguishment of debt of approximately $174 million relating to tender

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL GAAP TO NON-GAAP RECONCILIATIONS — UNAUDITED
(In millions, except per share amounts)
discounts and fees; the write-off of unamortized bond discounts, debt issuance costs and fair value basis adjustments; and gains on related derivative instruments.

(6)This adjustment is based on an adjusted effective tax rate of 12.0% and 14.5% for the periods ended March 31, 2025 and 2024, respectively, which reflects adjustments to our GAAP effective tax rate to take into account primarily certain cash tax benefits from our equity method investment in Worldpay. For the three months ended March 31, 2024, the Company recorded a tax benefit of $991 million in its earnings from discontinued operations primarily from the write-off of U.S. deferred tax liabilities that were not transferred in the 2024 Worldpay Sale, net of the estimated U.S. tax cost that the Company expects to incur as a result of the 2024 Worldpay Sale. This adjustment includes the removal of the impact of this tax benefit from our earnings from discontinued operations for this period.

(7)FIS completed the separation of Worldpay on January 31, 2024, retaining a non-controlling 45% ownership interest that is recorded under the equity method of accounting. FIS' share of Worldpay's results under the equity method of accounting reflects activity beginning on February 1, 2024.

(8)This item represents FIS' proportionate share of Worldpay's non-GAAP adjustments on its earnings (loss) consistent with FIS' non-GAAP measures and is comprised of the following:

	Three months ended March 31, 2025	Two months ended March 31, 2024
FIS' share of Worldpay:
Purchase accounting amortization	$158	$135
Acquisition, integration and other costs (a)	49	85
Non-operating (income) expense	11	(8)
Non-GAAP tax (provision) benefit	(23)	(34)
Non-GAAP adjustments on equity method investment earnings (loss), net of related (provision) benefit for income taxes	$195	$178
Amounts in table may not sum due to rounding.

(a)    Worldpay acquisition, integration, and other costs for the three months ended March 31, 2025 and 2024, consist primarily of transaction and transition costs related to the separation from FIS.

(9)The Company stopped recording depreciation and amortization on the long-lived assets classified as held for sale beginning July 5, 2023. The amount of depreciation and amortization that would have been recorded in discontinued operations had these assets not been classified as held for sale has been deducted from adjusted net earnings for comparability purposes.

(10)During the three months ended March 31, 2024, an initial loss on sale of disposal group of $466 million was recorded upon closing of the 2024 Worldpay Sale to reflect the impact of the excess of the carrying value of the disposal group over the estimated fair value less cost to sell.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL FINANCIAL INFORMATION OF WORLDPAY HOLDCO, LLC — UNAUDITED
(In millions)
Exhibit H

Summary Worldpay Holdco, LLC financial information is as follows:

	Three months ended March 31, 2025	Two months ended March 31, 2024 (1)
Revenue	$1,281	$832
Gross profit	$613	$385
Earnings (loss) before income taxes	$(180)	$(230)
Net earnings (loss) attributable to Worldpay Holdco, LLC	$(217)	$(243)
FIS share of net earnings (loss) attributable to Worldpay Holdco, LLC, net of tax (2)	$(71)	$(86)

The following is a GAAP to Non-GAAP reconciliation of Adjusted EBITDA for Worldpay Holdco LLC.

	Three months ended March 31, 2025	Two months ended March 31, 2024 (1)
Net earnings (loss) attributable to Worldpay Holdco, LLC	$(217)	$(243)
Provision (benefit) for income taxes	36	12
Interest expense, net	144	116
Other, net	31	(17)

Operating income (loss)	(6)	(132)
Depreciation and amortization, excluding purchase accounting amortization	47	10
Non-GAAP adjustments:
Purchase accounting amortization	351	300
Transition, acquisition, integration and other costs (3)	108	188
Adjusted EBITDA	$500	$366

(1)FIS completed the separation of Worldpay on January 31, 2024. Accordingly, Worldpay's results reflects activity beginning on February 1, 2024.

(2)Amount includes our share of the net income attributable to Worldpay and our investor-level tax benefit of $22 million and $23 million for the three months ended March 31, 2025, and two months ended March 31, 2024, respectively, as well as, intra-entity eliminations, and is reported as equity method investment earnings (loss), net of tax on our consolidated statement of earnings.

(3)This item represents primarily transaction and transition costs associated with the separation of Worldpay from FIS.